UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2022

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2022, Computer Programs and Systems, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Christopher L. Fowler, the Company’s President and Chief Executive Officer, which Employment Agreement became effective as of July 1, 2022. Mr. Fowler will serve as the Company’s President and Chief Executive Officer, as well as a member of the Company’s Board of Directors. The Employment Agreement has an initial term of one year, and on each annual anniversary of the effective date of the Employment Agreement, the Employment Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides ninety (90) days’ advance written notice of its intention not to extend the term of the Employment Agreement. The Employment Agreement provides for an initial annual base salary of $600,000 and provides that Mr. Fowler is eligible to receive an annual bonus. Mr. Fowler is eligible to participate in the Company’s Amended and Restated 2019 Incentive Plan or any successor plan (the “Incentive Plan”), and, on July 1, 2022, he received an award of shares of restricted stock under the Incentive Plan with a grant date fair value of $500,000, with one-third of such shares vesting on each of the first three anniversaries of the grant date, as set forth in and subject to the terms and conditions provided for in the applicable award agreement (the “Restricted Stock Award Agreement”). Mr. Fowler is entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time, on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable plans.

The Employment Agreement may be terminated by either party at any time and for any reason upon thirty (30) days’ advance written notice. Under the terms of the Employment Agreement, Mr. Fowler is eligible for specified termination payments and benefits in the event of a termination of Mr. Fowler’s employment (i) due to his death or disability, (ii) by Mr. Fowler without good reason, by the Company for cause, or upon a non-renewal of the Employment Agreement by Mr. Fowler, (iii) by Mr. Fowler for good reason, by the Company without cause, or upon a non-renewal of the Employment Agreement by the Company, or (iv) by Mr. Fowler for good reason, by the Company without cause, or upon a non-renewal of the Employment Agreement by the Company within twelve (12) months following a change of control of the Company, subject to his execution and non-revocation of a release of claims in the Company’s favor and his compliance with confidentiality, non-competition, non-solicitation, non-disparagement and other covenants, all as more specifically provided for in the Employment Agreement.

The foregoing descriptions of the terms of the Employment Agreement and Restricted Stock Award Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and Restricted Stock Award Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Agreement, dated July 1, 2022, by and between the Company and Christopher L. Fowler

10.2	Restricted Stock Award Agreement, dated July 1, 2022, by and between the Company and Christopher L. Fowler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: July 7, 2022	By:	/s/ Matt J. Chambless
Matt J. Chambless
Chief Financial Officer, Secretary and Treasurer

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